SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549




                                        FORM 8-K

                                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report:  September 20, 2001



                    Exact Name of
Commission          Registrant             State or other    IRS Employer
File                as specified           Jurisdiction of   Identification
Number              in its charter         Incorporation     Number
----------          --------------         ---------------   --------------

1-12609             PG&E Corporation       California        94-3234914

1-2348              Pacific Gas and        California        94-0742640
                    Electric Company




Pacific Gas and Electric Company        PG&E Corporation
77 Beale Street, P.O. Box 770000        One Market, Spear Tower, Suite 2400
San Francisco, California  94177        San Francisco, California 94105

                (Address of principal executive offices) (Zip Code)


       Pacific Gas and Electric Company              PG&E Corporation
       (415) 973-7000                                (415) 267-7000

        (Registrant's telephone number, including area code)






Item 5. Other Events.

On September 20, 2001, Pacific Gas and Electric Company (Utility) and its parent company, PG&E Corporation, jointly filed with the U.S. Bankruptcy Court for the Northern District of California a proposed plan of reorganization (Plan) of the Utility under Chapter 11 of the U.S. Bankruptcy Code and their proposed disclosure statement describing the Plan. Following the filing of the proposed Plan and disclosure statement, the Utility and PG&E Corporation will seek an order of the Bankruptcy Court
(1) approving the disclosure statement, (2) setting the date, time and place for a hearing to consider confirmation of the Plan, and (3) setting the voting deadline with respect to the Plan. The proposed disclosure statement, together with the following exhibits to the disclosure statement: the proposed Plan (Exhibit A), Projected Financial Information (Exhibit C), and Summary of Long-Term Debt (Exhibit D), is attached to this report as Exhibit 99. (Exhibit B to the disclosure statement, the Bankruptcy Court order approving the disclosure statement, does not yet exist and therefore has been omitted.)

To approve the form of disclosure statement, the Bankruptcy Court must determine that the disclosure statement contains adequate information of a kind and in sufficient detail to enable hypothetical reasonable investors typical of the holders of claims against and equity interests in the Utility to make an informed judgment in voting to accept or reject the Plan. It is anticipated that the Bankruptcy Court shortly will set a date for the hearing to consider the adequacy of the disclosure statement. Upon Bankruptcy Court approval, the disclosure statement will be sent to holders of claims against and equity interests in the Utility in connection with the solicitation of acceptances of the Plan. Bankruptcy Court approval of the disclosure statement does not constitute a determination by the Bankruptcy Court as to the merits of the Plan or an indication that the Bankruptcy Court will confirm the Plan.

Although there is no date by which the Bankruptcy Court must approve the form of disclosure statement, the court may approve the form of disclosure statement by the end of 2001, which would allow solicitation for approval of the Plan and the confirmation process to occur possibly as early as the spring of 2002. Among the requirements for confirmation of a plan are that the plan is (1) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (2) feasible, and (3) in the "best interests" of creditors and shareholders that are impaired under the plan.

The Proposed Restructuring and Spin Off of the Reorganized Utility

The proposed Plan provides for a disaggregation and restructuring of the Utility's business into four lines of business: gas and electric distribution, electric transmission, gas transmission, and electric generation. PG&E Corporation and the Utility believe that the Plan will enable the Utility to successfully reorganize its business and accomplish the objectives of Chapter 11 of the Bankruptcy Code, and that acceptance of the Plan is in the best interests of the Utility, its creditors and all parties in interest. Throughout the process of developing the Plan, PG&E Corporation and the Utility have been working closely with the Official Committee of Unsecured Creditors (Committee) and the Committee has endorsed the Plan.

Pursuant to the Plan the Utility would create three new California limited liability companies and separate its operations into four lines of business: retail gas and electric distribution; electric transmission; interstate gas transmission; and electric generation. The companies are referred to herein as the reorganized Utility, ETrans, GTrans and Gen, respectively. Under the Plan, the majority of the assets and liabilities associated with the Utility's electric transmission business would be transferred to ETrans or its subsidiaries or affiliates, the majority of the assets and liabilities associated with the Utility's gas transmission business would be transferred to GTrans or its subsidiaries or affiliates, and the majority of the assets and liabilities associated with the Utility's generation business (including the conventional hydroelectric generating plants, the Helms Pumped Storage Plant, the Diablo Canyon nuclear power plant, beneficial interests in the Diablo Canyon Nuclear Facilities Decommissioning Master Trust, and the irrigation district power purchase contracts) would be transferred to Gen or its subsidiaries or affiliates. The Plan further contemplates that the Utility would create a separate holding corporation (Newco) to hold the membership interests of each of ETrans, GTrans and Gen, and that the Utility would be the sole shareholder of Newco. After the transfer of Utility assets to the newly-formed entities or their subsidiaries or affiliates, the Utility would distribute the outstanding common stock of Newco to PG&E Corporation, and each of ETrans, GTrans and Gen would thereafter be an indirect wholly-owned subsidiary of PG&E Corporation. These transactions are referred to as the Internal Restructurings.

The Plan contemplates that on or as soon as practicable after the date on which the Plan becomes effective (Effective Date), PG&E Corporation will distribute the shares of the reorganized Utility's common stock it holds to the holders of PG&E Corporation common stock on a pro rata basis (hereinafter referred to as the Spin Off). The reorganized Utility would thereafter operate as a stand alone electric and gas distribution business, would continue to own the majority of Utility assets, and would continue to provide electric and gas distribution services to customers. Pursuant to the Plan, the Utility's currently outstanding preferred stock would remain in place as shares of preferred stock of the reorganized Utility. It is contemplated that holders of preferred stock would receive on the Effective Date in cash any dividends unpaid and sinking fund payments accrued in respect of such preferred stock through the last scheduled payment date before the Effective Date. The common stock of the reorganized Utility would be registered pursuant to the Securities Exchange Act of 1934, and would generally be freely tradable by the recipients on the Effective Date or as soon as practicable thereafter. The reorganized Utility would apply to list the common stock of the reorganized Utility on the New York Stock Exchange.

Procurement of Wholesale Electric Power

In January 2001, following the downgrade of the Utility's credit ratings to below investment grade the Utility was unable to continue procuring power in the electricity market on behalf of its retail customers. Thereafter, the California Department of Water Resources (DWR) began to purchase power to meet the amount of power needed by the Utility's retail electric customers that cannot be met by Utility-owned generation or power under contract to the Utility. Pursuant to the Plan, the reorganized Utility would seek a Bankruptcy Court order prohibiting the Utility from reassuming the responsibility to purchase power to meet the net open position not already provided through the DWR's power purchase contracts, until such time as (1) the reorganized Utility establishes an investment grade credit rating from Standard & Poor's (S&P) and Moody's Investor Services, Inc. (Moody's), (2) the reorganized Utility receives assurances from S&P and Moody's that the reorganized Utility's credit rating will not be downgraded as a result of the reassumption of the obligation to meet the net open position, (3) there is an objective retail rate recovery mechanism in place pursuant to which the reorganized Utility is able to fully recover in a timely manner its wholesale costs of purchasing electricity to meet the net open position, (4) there are objective standards in place regarding pre-approval of procurement transactions, and (5) after reassumption of the obligation to meet the net open position, the conditions in clauses (3) and
(4) remain in effect. The Utility also would seek a Bankruptcy Court order prohibiting the reorganized Utility from accepting the assignment, directly or indirectly, of wholesale electric power procurement contracts executed by the DWR.

Pursuant to the Plan, Gen and the reorganized Utility would enter into a 12-year bilateral power sales agreement, subject to approval of the Federal Energy Regulatory Commission (FERC), under which the reorganized Utility would purchase output generated by Gen's facilities and procured under its power purchase agreements. The agreement would ensure that output from the facilities and power purchase contracts transferred on the Effective Date would be under contract to the reorganized Utility to use to serve its retail customers. The amount of output available to the reorganized Utility would phase out in years nine through twelve of the contract term and as the irrigation district power purchase contracts expire. Upon termination of this agreement, the reorganized Utility and Gen would have an opportunity to renegotiate or extend the agreement but would have no obligation to do so.

Proposed Treatment of Allowed Claims

Pursuant to the Plan, the Utility would satisfy allowed claims representing the principal amounts of its existing debt (other than allowed claims representing the various pollution control bond-related obligations, including the first mortgage bonds securing certain of the pollution control bond-related obligations, environmental claims and certain tort claims) either (1) in cash; (2) with a combination of cash and long-term notes issued by each of ETrans, GTrans and Gen, and in the case of certain claims, long-term notes issued by each of the reorganized Utility, ETrans, GTrans, and Gen; or (3) with long-term subordinated notes issued by each of ETrans, GTrans and Gen. Accrued and unpaid interest due on all allowed claims would be paid in cash, other than for allowed claims representing the various pollution control bond-related obligations. To maintain the tax-free nature of certain pollution control bond-related obligations, holders of allowed claims representing such obligations would receive payment of their allowed claims through a combination of cash, the reinstatement of all or a portion of the Utility's obligations under various reimbursement agreements and other pollution control bond documents, all subject to certain modifications, and the assumption by ETrans, GTrans and Gen of certain of the Utility's obligations thereunder.

The Utility intends to satisfy any such cash requirements through its current cash reserves, proceeds of the sale of certain assets, and proceeds raised through new debt financings consummated by each of the reorganized Utility, ETrans, GTrans and Gen as of the Effective Date. The debt securities issued by each of the reorganized Utility, ETrans, GTrans and Gen would be several and independent and would not be cross-collateralized with the corresponding debt securities of any of the other operating companies. In total, the Plan would provide creditors with approximately $9.1 billion in cash and $4.1 billion in notes.

PG&E Corporation and the Utility believe that (1) through the Plan, holders of allowed claims and equity interests would obtain a greater recovery from the estate of the Utility than the recovery they would receive if the assets of the Utility were liquidated under chapter 7 of the Bankruptcy Code, and (2) the Plan represents the best method for the holders of allowed claims and equity interests to be paid in full for such allowed claims and equity interests.

Proposed Treatment of Filed Rate Case

As previously disclosed, on August 6, 2001, the Utility refiled its lawsuit against the California Public Utilities Commissioners in the United States District Court for the Northern District of California, asking the court for declaratory and injunctive relief compelling the State to recognize the Utility's right to recover in retail rates the power purchase costs which it has been required to bear in the wholesale market (the Rate Recovery Litigation). Under the proposed Plan, before the Spin-Off, the Utility would assign to Newco or a subsidiary of Newco the rights to 95% of the net after-tax proceeds from any successful resolution of the Rate Recovery Litigation and resulting CPUC rate order requiring collection in rates. The reorganized Utility would retain the rights to 5% of such proceeds.


Regulatory Approvals

FERC: To implement the Plan, the Utility will request that the FERC approve, among other matters, (1) the transfer of the Utility's electric transmission assets to ETrans or its subsidiaries or affiliates, (2) the transfer to Gen and its subsidiaries of the Utility's contracts for the sale of power for resale and certain limited transmission facilities associated with generation, (3) the transfer of the hydroelectric licenses to Gen or ETrans or their subsidiaries, (4) the transfer of the Utility's gas transmission assets to GTrans or its subsidiaries or affiliates and the establishment of new rate tariffs, and (5) the Utility's declaration and payment of the dividend of the outstanding common stock of Newco to PG&E Corporation. In addition, the Utility and PG&E Corporation will request FERC approval of the dividend of the common stock of the reorganized Utility to the public shareholders of PG&E Corporation and the securities issuances and debt financings contemplated by the Plan. Gen will seek FERC approval to sell power to the reorganized Utility pursuant to the bilateral power sales agreement. It is anticipated that the FERC approvals will be obtained within eight months after the date the applications are filed with the FERC, if there is no evidentiary hearing on the applications. The Utility currently intends to submit such applications on or before November 30, 2001.

Securities and Exchange Commission (SEC): PG&E Corporation is a holding company exempt from registration under Section 3(a)(1) of the Public Utility Holding Company Act of 1935 (PUHCA). As PG&E Corporation would own two public utilities (ETrans and Gen) after the Utility distributes the shares of Newco to PG&E Corporation, PG&E Corporation would request SEC approval for the indirect acquisition of the ETrans and Gen membership interests. It is anticipated that SEC approval will be obtained within one to three months after all other regulatory approvals have been obtained, assuming there is no evidentiary hearing on the application.

California Public Utilities Commission (CPUC): If the Utility were not subject to the jurisdiction of the Bankruptcy Court, under the California Public Utilities Code the approval of the CPUC would be required to transfer many of the Utility's assets to ETrans, GTrans, Gen, or their subsidiaries or affiliates, and CPUC approval could be required to effect the Spin Off. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that any approvals or actions pursuant to these statutes are not required because section 1123 of the Bankruptcy Code preempts such state law.

Nuclear Regulatory Commission (NRC): The Utility will request the approval of the NRC in connection with the transfer of the licenses related to the Diablo Canyon nuclear power plant to Gen and its subsidiaries. The Utility anticipates that the NRC approval will be obtained within nine months to a year after the date the applications are filed with the NRC. The NRC may issue its approval before completion of any NRC public hearing that may be held. In such event, the approval may be subject to further conditions developed through the hearing process. The Utility currently intends to submit such applications on or before November 30, 2001.

Other Federal Agencies: The Utility, ETrans, GTrans, and Gen and their subsidiaries will seek approval of various federal agencies for the transfer of federal permits, rights-of-way and other authorizations as required.

There can be no assurance that the regulatory approvals will be obtained in a timely manner or at all. If any of the required approvals are not obtained, the Utility will be compelled to consider alternatives and the Plan, as currently contemplated, would not be consummated.

Post-Restructuring Regulation

Upon consummation of the Plan, the operations of ETrans, GTrans, Gen, and the reorganized Utility would be subject to the jurisdiction of the following governmental agencies:

FERC: The FERC will continue to have jurisdiction over ETrans's rates, terms and conditions for all transmission and transmission-related services, including, but not limited to, conditions of transmission access and interconnection. In addition, the FERC will have jurisdiction over ETrans's participation in the California Independent System Operator (ISO) or any future Western Regional Transmission Organization (RTO) which will have operating control over the transmission assets pursuant to FERC tariffs. ETrans would join a FERC-approved Western RTO at such time as one is established and approved by FERC. If the FERC certifies the ISO as a RTO, ETrans may decide to remain with the ISO.
The FERC will have jurisdiction over the rates, terms and conditions of service established by GTrans. The FERC will have license and operating jurisdiction over the hydroelectric facilities and rate jurisdiction over the sale of the output of the entire portfolio of Gen and its subsidiaries. The portion of the decommissioning funds in the nuclear facilities decommissioning trusts related to the Diablo Canyon nuclear power plant will also be subject to FERC jurisdiction and oversight. The funds in the decommissioning trusts related to the Humboldt Bay Power Plant Unit 3 would continue to be subject to CPUC oversight.

NRC: The NRC will continue to have jurisdiction over the operations of the Diablo Canyon nuclear power plant without modification. The NRC will continue to have jurisdiction over the maintenance and decommissioning of the shutdown nuclear generating unit at Humboldt Bay Power Plant Unit 3 (proposed to be retained by the reorganized Utility as decommissioning of this facility has already begun) without modification.

CPUC: The CPUC will continue to have jurisdiction over the electric and gas distribution operations and rates of the reorganized Utility. The CPUC will retain some jurisdiction over siting of transmission, construction and certain non-rate aspects of ETrans' operations, such as safety.

Other Federal, State and Local Agencies: The ongoing operations of ETrans, GTrans, Gen and their subsidiaries or affiliates, and the reorganized Utility will continue to be subject to a variety of other federal, state and local agencies following consummation of the Plan.

Tax Ruling Request

The Internal Restructurings are intended to qualify as tax-free reorganizations and the Spin Off is intended to qualify as a tax-free spin off. PG&E Corporation and the Utility will seek a private letter ruling from the Internal Revenue Service (IRS) confirming the tax-free treatment of these transactions. It is anticipated that the ruling process may take up to one year, or longer, due to the complexity of the issues involved.
If a ruling cannot be obtained, PG&E Corporation and the Utility may choose to proceed without a ruling and instead obtain certain opinions of its tax advisors with respect to such transactions. If the Internal Restructurings and the Spin Off were determined to be taxable, the resulting tax liability could be substantial and PG&E Corporation and the Utility would have to assess the continued financial feasibility of the Internal Restructurings and the Spin Off. Pursuant to the Plan, PG&E Corporation and the Utility retain the flexibility to adjust the nature or terms of the consideration to be received by holders of claims if such changes are necessary to obtain the desired tax treatment.

Conditions Precedent to Confirmation of the Plan

The Plan provides that it may not be confirmed by the Bankruptcy
Court unless and until the Bankruptcy Court has entered an order or orders, which may be the confirmation order, (1) approving the Plan documents, authorizing the Utility to execute, enter into and deliver the Plan documents and to execute, implement and take all actions necessary or appropriate to give effect to the transactions contemplated by the Plan and the Plan documents, (2) determining that the Utility, PG&E Corporation and their affiliates are not liable or responsible for any DWR power contracts or purchases of power by the DWR, and any liabilities associated therewith,
(3) prohibiting the reorganized Utility from accepting an assignment of the DWR contracts, (4) prohibiting the reorganized Utility from reassuming the net open position unless the conditions discussed above are satisfied, (5) approving the execution of the proposed power sales contract between Gen and the reorganized Utility and a proposed gas transmission and storage contract between GTrans and the reorganized Utility, (6) prohibiting the CPUC and the State of California from taking any action related to the allocation or other treatment of any "gain on sale" related to assets transferred or disposed of under the Plan that would adversely impact the value or utility of any assets of the reorganized Utility, (7) finding that the CPUC affiliate transaction rules are not applicable to the restructuring transactions, (8) finding that the approval of state and local agencies of California, including, but not limited to, the CPUC, shall not be required in connection with the restructuring transactions because section 1123 of the Bankruptcy Code preempts such state and local laws, (9) finding that neither PG&E Corporation nor the Utility are required to comply with certain provisions of the California Corporations Code relating to corporate distributions and the sale of substantially all of a corporation's assets because section 1123 of the Bankruptcy Code preempts such state law, and (10) approving the commitment of ETrans to join a FERC-approved RTO and authorizing ETrans to join such FERC-approved RTO at such time as it is operational. In addition, the confirmation order must be, in form and substance, acceptable to PG&E Corporation and the Utility. Any of these conditions may be waived by PG&E Corporation and the Utility.

Conditions Precedent to Effectiveness of the Plan

The Plan provides that it will not become effective unless and until the following conditions shall have been satisfied or waived: (1) the confirmation order, in form and substance acceptable to PG&E Corporation and the Utility, shall have been signed by the Bankruptcy Court on or before June 30, 2002, and shall have become a final order, (2) the Effective Date shall have occurred on or before January 1, 2003, (3) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed, (4) PG&E Corporation and the Utility shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by PG&E Corporation and the Utility to be necessary to implement the Plan, (5) S&P and Moody's shall have established credit ratings for each of the securities to be issued by the reorganized Utility, ETrans, GTrans, and Gen that are acceptable to PG&E Corporation and the Utility, (6) the Plan shall not have been modified in a material way since the confirmation date, and
(7) the disaggregated entities shall have consummated each of the debt offerings contemplated by the Plan.

If one or more of the conditions to the Effective Date described above have not occurred or been waived by January 1, 2003, (1) the confirmation order shall be vacated, (2) no distributions under the Plan shall be made, (3) the Utility and all holders of claims and equity interests shall be restored to the status quo ante as of the day immediately preceding the confirmation date as though the confirmation date never occurred, and (4) the Utility's obligations with respect to claims and equity interests shall remain unchanged.

Cautionary Statement Regarding Forward Looking Statements

This report and the exhibits hereto contain forward looking
statements about the proposed Plan, projected financial information relating to the disaggregated entities and the various assumptions underlying such projections, and a summary of the proposed terms of long-term debt that would be issued pursuant to the Plan by each of the disaggregated entities. These statements, financial projections and underlying assumptions, and summary of proposed terms of long-term debt, are necessarily subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward looking statements, financial projections, and summary of proposed terms of long-term debt. Although PG&E Corporation and the Utility are not able to predict all of the factors that may affect whether the Plan will be confirmed, or whether, if confirmed, it will become effective, some of the factors that could affect the outcome materially include: the pace of the Bankruptcy Court proceedings; the extent to which the Plan is amended or modified; legislative and regulatory initiatives regarding deregulation and restructuring of the electric and natural gas industries in the United States, particularly in California; whether the Utility is able to obtain timely regulatory approvals or whether the Utility is able to obtain regulatory approvals at all; risks relating to the issuance of new debt securities by each of the disaggregated entities, including higher interest rates than are assumed in the financial projections which could affect the amount of cash raised to satisfy allowed claims, and the inability to successfully market the debt securities due to, among other reasons, an adverse change in market conditions or in the condition of the disaggregated entities before completion of the offerings; whether the Bankruptcy Court exercises its authority to pre-empt relevant non-bankruptcy law and if so, whether and the extent to which such assertion of jurisdiction is successfully challenged; whether a favorable tax ruling or opinion is obtained regarding the tax-free nature of the Internal Restructurings and the Spin Off; and the ability of the Utility to successfully disaggregate its businesses.
In particular, the financial projections, attached as Exhibit C to the proposed disclosure statement, have been prepared based upon certain assumptions that the Utility believes to be reasonable under the circumstances, taking into account the purpose for which they were prepared. Those assumptions considered to be significant are described in
the financial projections, which are also included in Exhibit C.   However,
the financial projections were not prepared with a view toward compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections or forecasts. In addition, the financial projections have not been examined or compiled by the independent accountants of the Utility or PG&E Corporation. Neither the Utility nor PG&E Corporation makes any representation as to the accuracy of the projections or the ability of the disaggregated entities to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties.
Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved may vary from the projected results and the variations may be material.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99 - Proposed form of disclosure statement filed by PG&E Corporation and Pacific Gas and Electric Company, together with Exhibit A (Proposed plan of reorganization under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company), Exhibit C (Projected Financial Information and Underlying Assumptions), and Exhibit D (Summary of Terms of Long-Term Debt).






                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



					PG&E CORPORATION

					By: 	 CHRISTOPHER P. JOHNS
						-----------------------------
						CHRISTOPHER P. JOHNS
						Vice President and Controller



					PACIFIC GAS AND ELECTRIC COMPANY

					By:	 DINYAR B. MISTRY
						-----------------------------
						DINYAR B. MISTRY
						Vice President and Controller





Dated:  September 20, 2001

EXHIBIT INDEX

Exhibit No. 		Description of Exhibit

99 Proposed form of disclosure statement filed by PG&E Corporation and Pacific Gas and Electric Company, together with Exhibit A
               (Proposed plan of reorganization under Chapter 11 of the
                Bankruptcy Code for Pacific Gas and Electric Company), Exhibit C (Projected Financial Information and Underlying Assumptions), and Exhibit D (Summary of Terms of Long-Term
                Debt).